Mitek Delivers Record Revenue in Fiscal Third Quarter,
Up 24% Year Over Year

Mitek Launches MiVIP, the Mitek Verified Identity Platform, During the Third Quarter,
Making Digital Access Faster and More Secure Than Ever

SAN DIEGO, CA, July 28, 2022 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and digital fraud prevention, today reported financial results for its third quarter of fiscal 2022 ended June 30, 2022. Total revenue increased 24% year over year as commerce continues its rapid shift to digital channels.

Fiscal Third Quarter 2022 Financial Highlights

•Total revenue increased 24% year over year to $39.3 million in a record third quarter.
•GAAP net loss was $0.9 million, or $0.02 per diluted share.
•Non-GAAP net income was $10.2 million, or $0.23 per diluted share.
•Total cash and investments were $90.6 million at the end of the quarter.

“As consumers transact more business online than ever, identity verification has become essential to safe digital access,” said CEO Max Carnecchia. “In 2021, the combined impact of traditional identity fraud and identity fraud scams cost companies $52 billion and affected 42 million U.S. consumers.1 During the quarter, we launched MiVIP, the Mitek Verified Identity Platform, making digital access faster and more secure than ever while giving companies comprehensive, secure control over their entire customer identity journey, saving them time and money,” Carnecchia continued. “Mitek’s new platform is the culmination of our best technologies, our most recent acquisition, and our ongoing commitment to putting our customers in control of their consumers’’ experiences.”

“Our customers feel the weight of staggering fraud losses, significant operational costs, and the brand damage associated with identity fraud, all while trying to maintain a seamless customer experience,” said CFO Frank Teruel. “MiVIP provides our customers the tools to quickly deploy and balance these constant tensions.”

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results. To access the live call, dial 877-270-2148 (US and Canada) or +1 412-902-6510 (International) and ask to join the Mitek call.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. The phone call replay can be access by dialing 877-344-7529 (US or Canada) or 1-412-317-0088 (International) and entering the passcode: 9315135.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,500 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com. [(MITK-F)]

1 Javelin Strategy - “2022 Identity Fraud Study: The Virtual Background”

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021, as filed with the SEC on December 13, 2021 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP net income and non-GAAP net income per share that exclude acquisition-related costs and expenses, intellectual property litigation costs, executive transition costs, stock compensation expenses, restructuring costs, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	June 30, 2022	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$21,522	$30,312
Short-term investments	49,531	149,057
Accounts receivable, net	29,672	16,602
Contract assets	5,125	4,080
Prepaid expenses	3,453	1,920
Other current assets	4,634	2,085
Total current assets	113,937	204,056
Long-term investments	19,534	48,051
Property and equipment, net	3,723	3,671
Right-of-use assets	5,503	7,056
Goodwill and intangible assets	215,003	91,830
Deferred income tax assets	11,963	10,511
Convertible senior notes hedge	—	48,208
Other non-current assets	5,342	6,310
Total assets	$375,005	$419,693
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,200	$2,507
Accrued payroll and related taxes	10,173	11,776
Deferred revenue, current portion	13,274	10,381
Lease liabilities, current portion	1,908	1,943
Acquisition-related contingent consideration	4,860	11,050
Restructuring accrual	1,807	—
Other current liabilities	7,522	1,552
Total current liabilities	43,744	39,209
Convertible senior notes	126,157	120,918
Embedded conversion derivative	—	48,208
Deferred revenue, non-current portion	1,409	955
Lease liabilities, non-current portion	4,789	6,588
Deferred income tax liabilities	20,493	4,117
Other non-current liabilities	2,011	6,868
Total liabilities	198,603	226,863
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 44,396,263 and 44,168,745 issued and outstanding, as of June 30, 2022 and September 30, 2021, respectively	44	44
Additional paid-in capital	211,087	199,935
Accumulated other comprehensive loss	(17,880)	(943)
Accumulated deficit	(16,849)	(6,066)
Treasury stock, at cost, no shares and 7,773 shares as of June 30, 2022 and September 30, 2021, respectively	—	(140)
Total stockholders’ equity	176,402	192,830
Total liabilities and stockholders’ equity	$375,005	$419,693

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Revenue
Software and hardware	$19,820	$16,973	$54,545	$42,288
Services and other	19,513	14,805	51,975	44,238
Total revenue	39,333	31,778	106,520	86,526
Operating costs and expenses
Cost of revenue—software and hardware	508	293	1,196	2,208
Cost of revenue—services and other	4,059	3,117	10,038	9,132
Selling and marketing	11,174	8,133	28,817	24,048
Research and development	9,411	6,946	25,253	19,801
General and administrative	6,667	5,633	18,704	16,409
Amortization and acquisition-related costs	4,492	2,224	9,827	5,576
Restructuring costs	1,807	—	1,807	—
Total operating costs and expenses	38,118	26,346	95,642	77,174
Operating income	1,215	5,432	10,878	9,352
Interest expense	2,077	2,223	6,125	3,543
Other income (expense), net	49	80	(48)	549
Income (loss) before income taxes	(813)	3,289	4,705	6,358
Income tax provision	(39)	(304)	(522)	(187)
Net income (loss)	$(852)	$2,985	$4,183	$6,171
Net income (loss) per share—basic	$(0.02)	$0.07	$0.09	$0.14
Net income (loss) per share—diluted	$(0.02)	$0.07	$0.09	$0.14
Shares used in calculating net income (loss) per share—basic	44,591	43,773	44,721	43,145
Shares used in calculating net income (loss) per share—diluted	45,145	45,194	45,793	44,646

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
Net income (loss)	$(852)	$2,985	$4,183	$6,171
Non-GAAP adjustments:
Amortization and acquisition-related costs(2)	4,492	2,224	10,188	5,576
Intellectual property litigation costs	438	128	1,098	645
Executive transition costs	—	428	—	428
Stock compensation expense	3,563	2,867	9,992	8,582
Restructuring costs	1,807	—	1,807	—
Amortization of debt discount and issuance costs	1,787	1,933	5,239	3,080
Income tax effect of pre-tax adjustments	(3,021)	(1,743)	(7,081)	(4,211)
Cash tax difference(1)	1,971	1,776	5,764	3,781
Non-GAAP net income	10,185	10,598	31,190	24,052
Non-GAAP income per share—basic	$0.23	$0.24	$0.70	$0.56
Non-GAAP income per share—diluted	$0.23	$0.23	$0.68	$0.54
Shares used in calculating non-GAAP net income per share—basic	44,591	43,773	44,721	43,145
Shares used in calculating non-GAAP net income per share—diluted	45,145	45,194	45,793	44,646

(1)The Company’s non-GAAP net income is calculated using a cash tax rate of 3% in both fiscal 2022 and 2021. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income (loss) for the three months ended June 30, 2022 and 2021 was 5% and 9%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the nine months ended June 30, 2022 and 2021 was 11% and negative 3%, respectively.
(2)Included in acquisition-related costs and expenses is $0.3 million of foreign exchange and investment losses incurred in connection with the acquisition of HooYu Ltd. which is included in other income (expense), net in the consolidated statements of operations.